                                                                     Exhibit 2.3
                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

                  This Amending Agreement (the "Amending Agreement"), is made by and among EVANS FOREST PRODUCTS LIMITED, a British Columbia company ("Evans"), LOUISIANA-PACIFIC CANADA ENGINEERED WOOD PRODUCTS LTD., a British Columbia company ("L-P Engineered Wood"), LOUISIANA-PACIFIC CANADA DAWSON CREEK LTD., a British Columbia company ("L-P Dawson Creek") and LOUISIANA-PACIFIC CANADA LTD., a British Columbia company ("L-P Canada").

RECITALS

A. The parties hereto have entered into an asset purchase agreement (the "Asset Purchase Agreement") dated August 23, 1999 providing for the acquisition by L-P Engineered Wood and L-P Dawson Creek of certain Assets and Operations (as those terms are defined in the Asset Purchase Agreement) of Evans on the terms and subject to the conditions set out therein; and

B. The parties wish to amend the Asset Purchase Agreement as hereinafter provided.

                  NOW, Therefor, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

1. INTERPRETATION

1.1 DEFINED TERMS. Unless the context otherwise requires, all terms used in this Amending Agreement which are defined in the Asset Purchase Agreement have the respective meanings given to them in the Asset Purchase Agreement.

1.2 SECTION REFERENCES. All references in this Amending Agreement to a particular Section, paragraph or Schedule shall be deemed to be references to a particular Section, paragraph or Schedule of the Asset Purchase Agreement.

1.3 SCHEDULES. The Schedules to this Amending Agreement are as follows:

    Schedule A                Amended Schedule 3.2(a) - Working Capital Liabilities
    Schedule B                Amended Schedule 3.2(c)(i) - Lands
    Schedule C                Equipment Inventory
    Schedule D                New Schedule 13.24 - Employee Transfer Agreement
    Schedule E                New Appendix B to Schedule 2.1(b) - Foreign Encumbrances


[The Schedules listed above are not being filed with this Amending Agreement. A copy of any such Schedule will be furnished supplementally to the Commission upon request.]

2. FOREST TENURES

2.1 AMENDMENT TO SECTION 2.1. Section 2.1(az)(iv) is amended by deleting the number "T0587" and substituting therefor the number "T0597".
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                                      -2-

2.2 AMENDMENT TO SCHEDULE 11.3(a). Schedule 11.3(a) is amended by deleting the letters and numbers "FLA A18669" in each instance where they occur and substituting therefor the letters and numbers "FLA 18669".

3. WORKING CAPITAL SCHEDULE

3.1 SCHEDULE 3.2(a) - WORKING CAPITAL ASSETS AND LIABILITIES. Schedule 3.2(a) is deleted and the Schedule attached hereto as Schedule A is substituted therefor.

4. INTANGIBLE ASSETS SCHEDULE

4.1 Schedule 3.2(b) - Intangible Assets. Schedule 3.2(b) is amended by:

     (a) deleting the reference to COFI ROOF & Design Certification Mark registered in the United States under registration number 1,637,975 on page 1; and

     (b) deleting the words ", the only one of which is registered in the Canadian Trademark Database or the U.S. Patent and Trademark Office is "COFI FLOOR" on page 2.

The parties acknowledge and agree that the "CANPLY" Certification Mark referred to in the last paragraph on page 3 of Schedule 3.2(b) was registered in Canada on October 19, 1999 under registration number TMA518,115.

5. LANDS SCHEDULE

5.1 SCHEDULE 3.2(c)(i) - LANDS. Schedule 3.2(c)(i) is deleted and the Schedule attached as Schedule B hereto substituted therefor.

6. SCHEDULE 3.2(C)(II)

6.1 Schedule 3.2(c)(ii) - Aquatic Lands Licenses. Schedule 3.2(c)(ii) is amended by:

     (a)  the deletion of Aquatic Lands License No. 702846;

     (b) the amendment of Aquatic Lands License No. 402757 to Aquatic Lands License No. 402755;

     (c) the amendment of Aquatic Lands License No. 401247 to Aquatic Lands License No. 401747.

7. ALLOCATION OF PURCHASE PRICE

7.1 ALLOCATION OF THE PURCHASE PRICE. Section 3.5 is amended by deleting the words "October 11, 1999" and substituting "November 24, 1999" therefor.
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                                      -3-

8. PREFERRED SHARES

8.1 PAYMENT OF ADJUSTED EVANS EQUIPMENT PURCHASE PRICE. Section 4.4 is deleted and the following substituted therefor:

               "4.4 PAYMENT OF ADJUSTED EVANS EQUIPMENT PURCHASE PRICE . The
                    Adjusted Evans Equipment Purchase Price shall be payable by the allotment, issuance and delivery by L-P Engineered Wood to Evans of a number of Preferred Shares (the "Preferred Shares") which:

                    (i) will be issued for a price equal to the Canadian Dollar equivalent of US $1,000 per share;

                    (ii) have no par value;

                    (iii) have an aggregate redemption price equal to the
                         Adjusted Evans Equipment Purchase Price converted into Canadian Dollars in accordance with Section 13.20; and

                    (iv) have attached thereto the rights and restrictions set forth in Schedule 4.4."

8.2 SPECIAL RIGHTS AND RESTRICTIONS. Schedule 4.4 is amended by:

          (a)  deleting Section 27.1 and substituting the following therefor:

               "27.1    DEFINITIONS

                           In this Part, "Class A Preferred Redemption Price"
                  means, with respect to a Class A Preferred Share, the Canadian Dollar equivalent to One Thousand (US $1,000.00) U.S. Dollars converted in accordance with the preferred volume currency conversion rates as declared by the Royal Bank of Canada at its Main Branch in Vancouver, British Columbia on the last day prior to the issue date of such Class A Preferred Share or which such branch is open for business.";

          (b) in Section 27.5(a), adding the words "on or after the day which is 8 months and one day after the date of issue of the Class A Preferred Shares," after the word "time" in the 2nd line;

          (c) deleting Section 27.5(f)(ii) and substituting the following therefor:

                  "(ii) by delivery to the holders thereof of that promissory note dated the date of issue of the Class A Preferred Shares and issued by Evans Forest Products Limited (as the borrower) to Louisiana-Pacific Canada Ltd. (as the lender), in an amount equal to the aggregate Class A Preferred Redemption Price of all of the Class A Preferred Shares outstanding on the date of issue of such promissory note, duly endorsed by the lender for assignment, without recourse, to the holders, in which case such delivery shall discharge all liability of the Company for the Class A Preferred Redemption Price.";

          (d)  deleting Section 27.6(a) and substituting the following therefor:

                  "(a) The holders of all of the issued Class A Preferred Shares may, at the holders' option, at any time on or after the day which is 8 months and one day after the date of issue of the Class A Preferred Shares, upon giving notice as provided in Article 27.6(b), require the Company to redeem at any time the whole, but not part, of the issued Class A Preferred Shares by payment of the Class A Preferred Redemption Price for each share to be redeemed."; and

          (e) deleting Section 27.6(e)(ii) and substituting the following therefor:

                  "(ii) by delivery to the holders thereof of that promissory note dated the date of issue of the Class A Preferred Shares and issued by Evans Forest Products Limited (as the borrower) to Louisiana-Pacific Canada Ltd. (as the lender), in an amount equal to the aggregate Class A Preferred Redemption Price of all of the Class A Preferred Shares outstanding on the date of issue of such promissory note, duly endorsed by the lender for assignment, without recourse, to the holders, in which case such delivery shall discharge all liability of the Company for the Class A Preferred Redemption Price."

9. PAYMENT FOR EQUIPMENT INVENTORY

9.1 PAYMENT OF EQUIPMENT INVENTORY PURCHASE PRICE. Notwithstanding the provisions of the Asset Purchase Agreement, L-P Engineered Wood shall pay the purchase price (the "Equipment Inventory Purchase Price") for the "Inventory" listed on the attached Schedule C hereto (the "Equipment Inventory"), being Cdn. $2,666,000, by the issuance of additional Preferred Shares pursuant to Section 4.4, and accordingly:

          (a) the Equipment Inventory Purchase Price shall be subtracted from the payment due by L-P Engineered Wood to Evans on account of the Estimated Residual Evans Assets Purchase Price pursuant to
               Section 5.4;

          (b) the number of Preferred Shares issued pursuant to Section 4.4 shall be increased by a number of Preferred Shares having an aggregate Class A Redemption Price (as defined in Schedule 4.4) equal to the Equipment Inventory Purchase Price;

          (c)  the amount of the Loan granted by L-P Canada to Evans pursuant to
               Section 13.14 shall be increased by the U.S. equivalent to the Equipment Inventory Purchase Price; and

          (d) the amount of the Promissory Note to be issued by Evans to L-P Canada pursuant to Section 13.14 shall be increased by the amount of the Equipment Inventory Purchase Price.

10. CONTRACTS AND CONSENTS

10.1 SCHEDULE 11.2 - EVANS CONSENTS. Schedule 11.2 is amended by the addition under the heading "CONSENTS TO BE OBTAINED" of the following items 23 and 24:

                    "23 Consent of Forest Renewal BC to the assignment to L-P Engineered Wood of the Multi-Year Agreements between Forest Renewal BC and Evans dated June 19, 1998, as amended, and May 29, 1998.

                    24 Consent of Beaumont Timber Company Ltd. to the assignment to L-P Engineered Wood of the Road use License agreement dated as of May 15, 1996."

10.2 SCHEDULE 11.2 - EVANS CONSENTS. Schedule 11.2 is further amended by the change of number "23" to number "25" under the heading "CONSENTS WHICH WILL NOT BE OBTAINED".


10.3 SCHEDULE 11.3(a) - CONTRACTS. Schedule 11.3(a) is amended by the addition under the heading "PART 1 - ASSUMED CONTRACTS, MISCELLANEOUS AGREEMENTS" of the following items 8, 9 and 10:

                    "8 Multi-Year Agreement number 0000077 between Forest Renewal BC and Evans dated June 19, 1998, as amended June 25, 1998, September 28, 1998 and September 15, 1999.

                    9 Multi-Year Agreement number 0000207 between Forest Renewal BC and Evans dated May 29, 1998.

                    10 Road Use License granted by Beaumont Timber Company Ltd. to Evans and dated as of May 15, 1996."

11. PENSION PLAN AND SUPPLEMENTAL PENSION

11.1 EFFECTIVE DATE OF VALUATIONS. Section 13.6 is amended by:


          (a) deleting the words "the Closing Date" in the fourth line of paragraph (a) and substituting therefor "August 31, 1999"; and

          (b) deleting the words "the Closing Date" in the fifth line of paragraph (b) and substituting therefor "August 31, 1999".

11.2 PENSION TRANSFER. Section 13.9 is amended by:

          (a)  deleting the words "the Closing Date" in the first line of
               Section 13.9 and substituting therefor "January 1, 2000 at 12:00 a.m.";

          (b) inserting the words "as of January 1, 2000 at 12:00 a.m." immediately following the word "limitation" in the fifth line of
               Section 13.9; and

          (c) deleting the last sentence of Section 13.9 and substituting therefor:

               "On the Closing Date, Evans and L-P Engineered Wood shall execute all documents as are necessary to amend and transfer the Pension Plan to L-P Engineered Wood and shall forthwith make all such applications for registration or regulatory approval as are required to implement the terms of this Section. Evans and L-P Engineered Wood shall use reasonable efforts to ensure that all such regulatory approvals are obtained."

11.3 INVESTMENTS CONSISTENT WITH PAST PRACTICE. The following is added as
Section 13.23:

                  "13.23 INVESTMENTS CONSISTENT WITH PAST PRACTICE. Between August 31, 1999 and the Closing Date, Evans shall make all investment decisions in respect of the Pension Plan and the Supplemental Pension in a manner which is consistent with the past practice of Evans."

11.4 CONDITION PRECEDENT REGARDING PENSION PLAN INVESTMENTS. Section 17.1 is amended by adding the following as paragraph (o):

               "(o) Between August 31, 1999 and the Closing Date, Evans shall not, in the opinion of L-P Engineered Wood, acting reasonably, have made any investment decisions in respect of the Pension Plan or the Supplemental Pension which are inconsistent with the past practice of Evans and which have not been approved by L-P Engineered Wood in writing. In the event that the parties do not, on the Closing Date, agree on whether any particular investment decision is consistent with the past practice of Evans, the matter shall be referred to the Independent Accountant who shall make a final and binding determination within 14 days of the referral and whose fees and expenses shall be paid equally by Evans and L-P Engineered Wood. In the event that a matter is referred to the Independent Accountant pursuant to this Paragraph, the Closing Date shall be delayed until the Independent Accountant's decision is rendered."

12. LOAN AND PROMISSORY NOTE

12.1 LOAN AND PROMISSORY NOTE IN CANADIAN CURRENCY. Section 13.14 is deleted and the following substituted therefor:

                  "13.14 LOAN AND PROMISSORY NOTE. L-P Canada covenants to advance to Evans an amount, in US Dollars, equal to the Adjusted Evans Equipment Purchase Price (the "Loan") by bank draft or certified cheque and Evans covenants to issue and deliver to L-P Canada at Closing a promissory note in the form attached hereto as Schedule 13.14 (the "Promissory Note") representing the amount of the Loan converted into Canadian Dollars in accordance with Section 13.20."

12.2 AMENDMENT TO PROMISSORY NOTE. Schedule 13.14 is amended by deleting "US" wherever it appears and substituting "Cdn." therefor.

13. EVANS NAME

13.1 CHANGE OF NAME. The following is added as Section 13.22:

                  "13.22 CHANGE OF NAME. Forthwith after the Closing Date Evans shall change its corporate name to a name which does not include any of the words "Evans Forest Products" and shall, on the Closing Date, specifically authorize L-P Engineered Wood to carry on business under all or any of the words "Evans Forest Products".

14. EMPLOYEE TRANSFER

14.1 DEFINITION OF AGREEMENT. Section 2.1 is amended by adding the following as Paragraph (dk):

                    "(dk) "EMPLOYEE TRANSFER AGREEMENT" shall have the meaning ascribed to it in Section 13.24."

14.2 TRANSFER OF EMPLOYEES. Section 13.5 is amended by:

          (a) deleting the words "the Closing Date" in the 6th, 9th and 20th lines and substituting therefor "January 1, 2000"; and

          (b) adding the words "As of January 1, 2000 and in accordance with the Employee Transfer Agreement," at the beginning of the sentence commencing in the third to last line of the first paragraph.

14.3 EMPLOYEE TRANSFER AGREEMENT. The following is added as Section 13.24:

                  "13.24 EMPLOYEE TRANSFER AGREEMENT. On the Closing Date, L-P Engineered Wood and Evans shall enter into an Employee Transfer Agreement in the form attached hereto as Schedule
                  13.24 (the "Employee Transfer Agreement") whereby Evans shall agree to provide L-P Engineered Wood with the services of Evans' employees for the period from the Closing Date to December 31, 1999 for the purpose of running the Assets and Operations."

14.4 ADDITION OF SCHEDULE 13.24. The Employee Transfer Agreement attached as Schedule D hereto is added as Schedule 13.24 to the Asset Purchase Agreement.

14.5 DELETION OF CONDITION PRECEDENT. Section 17.2(f) is deleted in its entirety.

14.6 EVANS CLOSING DELIVERIES. The closing deliveries of Evans set out in
Section 18.2(a) are amended by:

          (a)  deleting the word "and" in paragraph (xi);

          (b) adding as paragraph (xii), "an executed copy of the Employee Transfer Agreement; and"; and

          (c)  renumbering paragraph (xii) as paragraph (xiii).

14.7 L-P ENGINEERED WOOD CLOSING DELIVERIES. The closing deliveries of L-P Engineered Wood set out in Section 18.3(a) are amended by:

          (a)  deleting the "and" in paragraph (vi);

          (b) adding as paragraph (vii), "an executed copy of the Employee Transfer Agreement; and"; and

          (c)  renumbering paragraph (vii) as paragraph (viii).

15. PERMITTED ENCUMBRANCES

15.1 AMENDMENT TO SCHEDULE 2.1(by). Paragraph (k) in Schedule 2.1(by) is amended by inserting "and Appendix B" immediately after the words "Appendix A";

15.2 SCHEDULE OF FOREIGN ENCUMBRANCES. The Appendix of foreign personal property security registrations attached as Schedule E hereto is added as Appendix B to
Schedule 2.1(by).

15.3 DISCHARGE OF FOREIGN ENCUMBRANCES. Section 13.16 is amended by adding the following at the end of the Section:

                  "Evans covenants to obtain and register discharges of all security interests affecting the Assets or Operations which are registered outside of British Columbia (the "Foreign Encumbrances"), including without limitation those security interests set out in Appendix B of Schedule 2.1(by)."

15.4 AMENDMENT TO APPENDIX A OF SCHEDULE 2.1(by). Appendix A of Schedule 2.1(by) is amended by deleting the designation (2) preceding item 25;

16. COMPETITION MATTERS

16.1 DELETION OF SECTION 1.1(bd). Section 1.1(bd) is deleted.

16.2 DELETION OF SECTION 15.1. Section 15.1 is deleted.

16.3 COMPETITION ACT. Section 15.2 is amended by deleting the words and figures "90 calendar days" and substituting therefor "120 calendar days".

16.4 AMENDMENT TO SECTION 17.3(b). Section 17.3(b) is deleted and the following substituted therefor:

                  "17.3 MUTUAL CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS. The applicable waiting period, including any extensions, under the Competition Act shall have expired or been terminated and the Competition Bureau shall not have taken any action to enjoin or delay the consummation of the transactions contemplated."

17. CLOSING DATE

17.1 CLOSING DATE. Section 18.1 is amended by deleting the date "October 31, 1999" and substituting "November 30, 1999" therefor.

18. TERMINATION

18.1 EVENTS OF TERMINATION. Section 19.1(b) is amended by deleting the date "November 30, 1999" and substituting therefor "December 30, 1999".

19. CONTINUANCE OF EVANS IN NORTHWEST TERRITORIES

19.1 CONTINUANCE. The following is added as Section 20.19:

                  "20.19 CONTINUANCE. The Purchasers and L-P Canada acknowledge and agree that Evans may continue into the Northwest Territories after the Closing Date and shall not be in breach of any of the terms of the Asset Purchase Agreement as a result thereof provided that Evans is duly organized, validly existing and in good standing under the laws of the Northwest Territories."

20. BOOKS AND RECORDS

20.1 DISPOSAL OF BOOKS AND RECORDS. Section 20.15 is deleted and the following substituted therefor:

                  "20.15 DISPOSAL OF BOOKS AND RECORDS. The Purchasers agree that they shall, unless otherwise required by order of a court or regulatory authority having jurisdiction or unless prevented by any act beyond their reasonable control, keep all of the accounting and financial books and records and employee books and records of Evans (the "Financial Records") that are in existence as at the Closing Date in their possession at the Golden Facility and/or the Malakwa Facility and/or at any other facility in the Province of British Columbia for a period of 7 years after the Closing Date and, subject to the terms of this Section, shall use reasonable efforts to maintain the confidentiality of the Financial Records. The Purchasers will allow access to the Financial Records to Evans (or any successor thereto), SLEC and to those persons who are authorized by written notice from either Evans (or any successor thereto) or SLEC to have access to the Financial Records, provided that, subject to the terms of Section 20.14, such access is only for the purpose of preparing or amending financial statements or reports of Evans or of responding to requests, demands, actions or claims made against Evans by any person or regulatory authority, including the Department of National Revenue. The Purchasers shall not destroy any of the Financial Records within a period of 7 years following the Closing Date without giving to Evans at least 90 days written notice of its intention to destroy and Evans shall be entitled, at its cost, to remove and retain all or any part of such Financial records as Evans may select. Each of the Purchasers jointly and severally agree to indemnify the Evans Indemnified Parties with respect to any and all losses, damages, liabilities, costs, expenses and deficiencies including interest, penalties and reasonable attorney's fees incurred by Evans Indemnified Parties by reason of or arising out of the breach or non-fulfilment of the terms of this Section. Such obligation to indemnify is to terminate with respect to such Financial Records that are either acquired by Evans or destroyed by the Purchasers in accordance with this Section, on the date of such acquisition or destruction, but otherwise is to survive the Closing and to remain in effect for a period of 7 years after the Closing Date notwithstanding Section 13.13(d)." Notwithstanding the terms of this Section, Evans and SLEC shall upon giving reasonable prior written notice to the Purchasers, be entitled at their own cost to obtain copies of any of the Financial Records for any purpose whatsoever.

21. SALE OF SLEC ASSETS

21.1 AMENDMENT TO SECTION 8.1. Section 8.1 is deleted and the following substituted therefor:

                  "8.1 SALE OF SLEC ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date but after the sale by Evans to L-P Engineered Wood of the Evans Assets, Evans shall sell, transfer, convey and assign to L-P Dawson Creek, and L-P Dawson Creek shall purchase or acquire from Evans all of Evans' right, title and interest in and to the SLEC Assets as at the Closing Date free and clear of all Liens save as provided in Section 8.2."

21.2 AMENDMENT TO SECTION 8.2. Section 8.2 is deleted and the following substituted therefor:

                  "The SLEC Assets to be transferred or otherwise conveyed to L-P Dawson Creek at the Closing Date pursuant to Section 8.1 shall be free and clear of all Liens, excepting only the Permitted Encumbrances affecting the SLEC Assets to be assigned to L-P Dawson Creek at the Closing Date."

22. BOILER ADJUSTMENT

22.1 Evans covenants and agrees to reimburse L-P Engineered Wood with respect to the cost and loss incurred by L-P Engineered Wood in repairing the boiler in the power house at the Golden Facility (the "Boiler") as a result of damage which occurred November 18, 1999 by failed refractory causing a tube failure in the Boiler with consequent damage to the roof of the power house and insulation (the"Damage"). For purposes of this covenant, the Parties acknowledge and agree that the cost and loss incurred by L-P Engineered Wood in connection with such repairs shall be deemed to be equal to the aggregate of:

          (a) the actual out of pocket costs incurred by L-P Engineered Wood in repairing the Damage; and

          (b) the sum of Cdn. $55,000 per day for each day or part of a day that the Boiler is out of service for the purpose of effecting such repairs.

22.2 L-P Engineered Wood covenants and agrees with Evans that it will use reasonable efforts to ensure that the repairs to the Damage are made at a time when the Boiler is shut down for normal overhaul, that the repairs are made in an expeditious manner and that all repairs are made by qualified personnel. L-P Engineered Wood shall give not less than 10 days written notice to Evans of its intention to commence the repairs and will provide to Evans all such information in connection with the repairs as Evans may reasonably request for the purpose of satisfying itself that both the repairs done and the time required were reasonable in relation to the Damage. To the extent that the repairs to the Damage are made during a normal overhaul period and while such normal overhaul work is being performed and to the extent that any subsequent period of normal overhaul is avoided as a result of other maintenance work which is completed while the Damage is being repaired, such periods of time will not be included in the calculation of the amounts owing pursuant to section 22.1(b) above.

22.3 At Closing, L-P Engineered Wood shall deduct from the Estimated Residual Evans Assets Purchase Price the sum of Cdn $575,000 (the "Boiler Holdback"). The Boiler Holdback shall be delivered to the Escrow Agent with joint instructions from Evans and L-P Engineered Wood to the Escrow Agent to hold the Boiler Holdback and interest accrued thereon, in trust, on the terms set forth in the Escrow Agreement with respect to the Indemnity Holdback and the Adjustment Holdback, MUTATIS MUTANDIS, save as provided below:

          (a) The Escrow Agent shall disburse the Boiler Holdback and interest accrued thereon only in accordance with the following:

               (i) a written direction given to the Escrow Agent jointly by L-P Engineered Wood and Evans; or

               (ii) on or before November 1, 2000, upon receipt by the Escrow
                    Agent of a certificate (the "Boiler Certificate") signed by a director or officer of L-P Engineered Wood certifying that:

                    A. a payment is required to be made by Evans to L-P Engineered Wood pursuant to section 22.1 of this Amending Agreement, and

                    B.   a copy of such certificate has been delivered to Evans;

                    on the tenth Business Day following receipt by the Escrow Agent of a Boiler Certificate (the "Payment Date"), the Escrow Agent shall pay to L-P Engineered Wood out of the Boiler Holdback, the amount of the payment referred to in such Boiler Certificate and shall pay to Evans the remainder of the Boiler Holdback and interest accrued thereon. If on any Payment Date sufficient funds are not available in the Boiler Holdback to make any payment required in accordance with the foregoing (due to the inability of the Escrow Agent to liquidate any investment in which the Boiler Holdback is then held), such payment shall be made forthwith upon sufficient funds becoming available for such payment; or

               (iii) on November 15, 2000, the Escrow Agent shall pay to Evans, or as Evans may direct, the full amount of the Boiler Holdback and interest accrued thereon.

23. FOREST RENEWAL BC

23.1 REPRESENTATION AND WARRANTIES OF EVANS. The following is added as Section 11.28:

                  "11.28. FOREST RENEWAL BC. Evans has performed all obligations required to be performed by it and is not in default under, or in breach of, nor in receipt of any claim of default or breach under, either of its contracts with Forest Renewal BC and no event has occurred which, with the passage or time or the giving of notice or both, would result in a default or breach. In particular, Evans' has fully complied with all of its obligations and duties specified in section 6 of such contracts."

23.2 COVENANTS. The following is added as Section 13.25:

                  "13.25. FOREST RENEWAL BC. Evans covenants and agrees with the Purchasers:

               (a) to deliver to L-P Engineered Wood within 5 Business Days following receipt by Evans from L-P Engineered Wood of written notice of the establishment by L-P Engineered Wood of an appropriate bank account, all monies received by Evans from Forest Renewal BC and held by it for the purpose of paying for work performed under its contracts with Forest Renewal BC, either to itself or to others;

               (b) to deliver to L-P Engineered Wood, in sufficient time and sufficient detail to allow L-P Engineered Wood to perform its obligations under contracts to report to Forest Renewal BC, such information and materials with respect to the work performed under such contracts prior to the Closing Date as may be required;

               (c) that the balance of the monies held by it and to be delivered to L-P Engineered Wood in accordance with this Agreement are sufficient to pay:

                    A. all costs and expenses remaining unpaid in respect of work performed under such contracts prior to the Closing Date; and

                    B. the costs of all work for which such funding was provided and which remains to be performed."

24. PAYMENT OF GST

24.1 Pursuant to Section 9.3 L-P Dawson Creek is responsible for the payment of any goods and services tax ("GST") payable in respect of the conveyance of the SLEC Assets to L-P Dawson Creek and, in the event that the joint election referred to in Section 3.6 is not made, pursuant to Section 3.6 L-P Engineered Wood is responsible for any GST which may be payable in respect of the conveyance of the Evans Assets to L-P Engineered Wood under the Agreement (collectively the "Preliminary GST Amount").

24.2 If on the date on which the Residual Evans Assets Adjustment Payment is required to be paid as provided elsewhere in this Agreement the Adjusted Residual Evans Assets Purchase Price exceeds the Estimated Residual Evans Assets Purchase Price, then pursuant to Section 3.6 L-P Engineered Wood is responsible for any GST payable as a consequence of the increase in the purchase price for the Residual Evans Assets (the "Additional GST Amount").

24.3 Forthwith after the Closing (and at the election and the cost of the Purchasers), Evans, Evans Solicitors and the Purchasers and the Purchasers' Solicitors or other tax advisors of the Purchasers, shall jointly make application to the Canada Customs and Revenue Agency for a waiver (the"Waiver"), in form and substance satisfactory to Evans and Evans' Solicitors, of the obligation of Evans to collect and remit the Preliminary GST and the Additional GST Amount (collectively the "Aggregate GST Amount").

24.4 Notwithstanding any other provision of this Agreement, the Escrow Agent shall hold the Indemnity Holdback, the Adjustment Holdback and the Boiler Holdback (collectively the "Holdbacks"), in trust, as provided below:

          (a) Prior to December 28, 1999, the Escrow Agent shall disburse the Holdbacks and interest accrued thereon only in accordance with the following:

               (i) a written direction given to the Escrow Agent jointly by Evans and the Purchasers; or

               (ii) on December 27, 1999, to pay to Evans the Aggregate GST
                    Amount if, prior to that date, the Purchasers have not paid to Evans the Aggregate GST Amount or the Escrow Agent has not received a certificate (the "GST Certificate") signed by a director or officer of each of the Purchasers attaching a copy of the Waiver together with a written confirmation from Evans' Solicitors that the Waiver is in form and substance satisfactory to Evans and Evans' Solicitors.

          (b) After the earlier of December 28, 1999, the date the Purchasers pay to Evans the Aggregate GST Amount and the date on which the Escrow Agent receives the GST Certificate, the Escrow Agent shall hold and disburse the Holdbacks as provided elsewhere in this Agreement.

24.5 If the funds held by the Escrow Agent and paid to Evans are less that the Aggregate GST Amount, the Purchasers shall forthwith upon demand pay to Evans such sum as is required to equal the Aggregate GST Amount.

24.6 Forthwith after any payment being made by the Escrow Agent to Evans pursuant to Section 24.4(a)(i) or (ii), L-P Engineered Wood and L-P Dawson Creek shall pay to the Escrow Agent an amount equal to the payment so made, which funds shall thereafter be held and disbursed by the Escrow Agent as the Holdbacks.

25. GENERAL

25.1 COUNTERPARTS. This Amending Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth below. Executed copies of this Amending Agreement may be delivered by facsimile transmission and it shall not be necessary to confirm execution by delivery of originally executed documents.

                  IN WITNESS WHEREOF each of the parties hereto have executed this Agreement by its duly authorized officers on the 30th day of November, 1999.


LOUISIANA-PACIFIC CANADA                         EVANS FOREST PRODUCTS LIMITED.
ENGINEERED WOOD PRODUCTS LTD.

By:     William L. Hebert                        By:     George St. Laurent
   ---------------------------------                ---------------------------

Title:  Vice President                           Title:  Chairman
      ------------------------------                   ------------------------


LOUISIANA-PACIFIC CANADA                         LOUISIANA-PACIFIC CANADA LTD.
DAWSON CREEK LTD.

By:     William L. Hebert                        By:     William L. Hebert
  ----------------------------------                ---------------------------

Title:  Vice President                           Title:  Vice President
      ------------------------------                   ------------------------